Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Extreme Networks, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑192507, 333-165268, 333-112831, 333-105767, 333-76798, 333-65636, 333-58634, 333-55644, 333-131705, 333-201456, 333-83729, 333‑215648, 333-221876, 333-229582 and 333-233164) on Form S-8 of Extreme Networks, Inc. and subsidiaries of our report dated August 29, 2019, with respect to the consolidated balance sheets of Extreme Networks, Inc. as of June 30, 2019 and 2018, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2019, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of June 30, 2019, which report appears in the June 30, 2019 annual report on Form 10‑K of Extreme Networks, Inc.

/s/KPMG LLP

Raleigh, North Carolina
August 29, 2019